EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and S-8 (Nos. 333-127401, 333-114413, 333-99711, 333-40740, 333-54162, 333-110419, and 333-114414) of Avocent Corporation of our report dated April 13, 2006, except as to the subsequent events described in Note 13 which is as of August 30, 2006 relating to the consolidated financial statements of LANDesk Group, Ltd., which appears in the Current Report on Form 8-K of Avocent Corporation dated September 7, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Salt Lake City, Utah
September 7, 2006